UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.      )

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Chubb Limited

(Name of Registrant as Specified in its Charter)

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Invitation to the Extraordinary General Meeting of Chubb Limited

Wednesday, November 3, 2021, 3:00 p.m. Central European Time at the offices of Chubb Limited, Bärengasse 32, CH-8001 Zurich, Switzerland
NOTE: Due to the coronavirus (COVID-19) pandemic, shareholders may only vote by the independent proxy and may not attend the meeting in person

AGENDA ITEMS

ITEM 1

Ratification of the Share Repurchase Program Ending June 30, 2022

PROPOSAL OF THE BOARD OF DIRECTORS

Our Board of Directors proposes that shareholders ratify the Company’s share repurchase program, which authorizes the Company, at its discretion, to repurchase Common Shares for cancellation purposes in an aggregate value of up to $5 billion through June 30, 2022. The shares repurchased under this authority are dedicated for cancellation and will not be subject to the 10% limitation on treasury shares relative to total share capital under Swiss law.

ITEM 2

Reduction of Share Capital

PROPOSAL OF THE BOARD OF DIRECTORS

Our Board of Directors is asking shareholders to approve that (i) the share capital be reduced by CHF 349,339,410 from CHF 11,447,609,903.10 to CHF 11,098,270,493.10 by cancelling 14,465,400 registered shares with a nominal value of CHF 24.15 each, all of which are held in treasury; (ii) it be acknowledged that according to the special audit report prepared by PricewaterhouseCoopers AG (Zurich), the claims of creditors will be covered despite the capital reduction; and (iii) Article 3(a) of the Articles of Association be amended as follows:

Artikel 3 Aktienkapital		Article 3 Share Capital
a)	Das Aktienkapital der Gesellschaft beträgt CHF 11’098’270’493.10 und ist eingeteilt in 459’555’714 auf den Namen lautende Aktien im Nennwert von CHF 24.15 je Aktie. Das Aktienkapital ist vollständig liberiert.	a)	The share capital of the Company amounts to CHF 11,098,270,493.10 and is divided into 459,555,714 registered shares with a nominal value of CHF 24.15 per share. The share capital is fully paid-in.
[b)	bleibt unverändert.]	[b)	remains unchanged.]

ORGANIZATIONAL MATTERS

Important Notice Regarding Admission to the Extraordinary General Meeting

Due to the COVID-19 pandemic, the Swiss government has authorized Swiss companies to direct that shareholders may only exercise their rights by the independent proxy and not in person. While participants necessary to conduct the Extraordinary General Meeting in compliance with Swiss law will be present at the meeting location, in-person attendance by shareholders is not permitted. These measures are being taken pursuant to Swiss law and in the interest of the health and well-being of our shareholders, employees, participants at the Extraordinary General Meeting and the general public, and due to uncertainties related to restrictions on travel and public gatherings. Shareholders may only exercise their rights by providing voting instructions to the independent proxy timely in advance of the Extraordinary General Meeting, either electronically or in writing (as described below).

Shareholders who are registered in the share register on September 10, 2021 will receive a proxy statement and a proxy card from our share registrar. Beneficial owners of shares will receive proxy materials, including a voting instruction form, from their broker, bank, nominee or custodian acting as shareholder of record to indicate how they wish their shares to be voted.

Each share carries one vote. The exercise of the voting right is subject to the voting restrictions set out in our Articles of Association, a summary of which is described in “How many votes do I have?” in the proxy statement.

Beneficial owners of shares held in “street name” and shareholders of record with voting rights at the close of business on September 10, 2021 are entitled to vote at the Extraordinary General Meeting, except that shareholders who, upon application, become registered as shareholders with respect to their shares in our share register after September 10, 2021 but on or before October 21, 2021 and wish to vote those shares at the Extraordinary General Meeting (by way of the independent proxy) will need to obtain proxy materials by contacting Investor Relations by telephone at +1 (212) 827-4445 or via e-mail at investorrelations@chubb.com. Shareholders registered in our share register (as opposed to beneficial holders of shares held in “street name”) who have sold their shares prior to October 21, 2021 are not entitled to vote those shares at the Extraordinary General Meeting.

Granting of Proxy to the Independent Proxy

If you are a shareholder of record, you have the right to grant your voting proxy directly to the independent proxy, Homburger AG, Prime Tower, Hardstrasse 201, CH-8005 Zurich, Switzerland, in the sense of Article 689c of the Swiss Code of Obligations by completing, signing and submitting the corresponding proxy card (including electronically).

Proxies granted to the independent proxy must be received no later than 5:00 p.m. Central European Time (12:00 p.m. Eastern Time) on November 2, 2021.

By signing the proxy card (including electronically) and if no other instructions are given, the shareholder instructs the independent proxy to vote in accordance with the position of the Board of Directors as to each agenda item. If a new agenda item or a new proposal for an existing agenda item is put before the Extraordinary General Meeting and no other instructions are given, the shareholder instructs the independent proxy to vote in accordance with the position of the Board of Directors. In case a shareholder invalidates these general instructions and does not provide any other instructions, the independent proxy must abstain from voting on the shareholder’s behalf.

Proxy Statement and Auditor’s Report Related to Agenda Item 2

Chubb Limited’s proxy statement relating to the Extraordinary General Meeting, which includes further explanations of the agenda items described above, and the special audit report prepared by PricewaterhouseCoopers AG (Zurich) related to Agenda Item 2, are available on the Company’s website in the Investor Information section at http://investors.chubb.com/investor-relations/shareholder-resources/shareholder-meeting-materials. Copies of these documents may be obtained without charge by contacting Chubb Limited Investor Relations by telephone at +1 (212) 827-4445 or via e-mail at investorrelations@chubb.com. Copies may also be physically inspected at the offices of Chubb Limited, Bärengasse 32, CH-8001 Zurich, Switzerland.

Zurich, October 1, 2021

By Order of the Board of Directors,

Joseph F. Wayland

Executive Vice President, General Counsel and Secretary